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                                                               EXHIBIT 23(P)(XX)

                                 PROTECTING YOUR
                                     PRIVACY

                                OUR PLEDGE TO YOU

We consider it our great privilege to serve your financial needs ... and we value the trust you have placed in us. As we serve your financial relationship, we are committed to safeguarding your customer information.

     HERE IS OUR PRIVACY PLEDGE TO YOU:

     1.   Your privacy is a top priority.

     2. The accounts and services you use are provided in a secure environment.

     3. We collect information in order to service and administer your customer relationship.

     4. Your customer information is shared only in limited ways and is carefully controlled.

     5. We will work together with you to protect the security of your customer information, and to keep your information accurate and current.

Please read this publication to learn more about our privacy policies. We are dedicated to continuing our long tradition of integrity and responsive personal service.

A NOTE ABOUT THIS INFORMATION:

The privacy policies described in this publication apply to individuals who obtain or apply for a financial product or service for personal, family, or household purposes, or have done so in the past, from Standish Mellon Asset Management Company LLC.

As described below, you will find our policies and practices for collecting, disclosing, and safeguarding "nonpublic personal information," which may include financial or other customer information. This notification replaces all previous statements of our consumer privacy policy, and may be amended at any time. We'll keep you informed of changes as required by law.

1.   YOUR PRIVACY IS A TOP PRIORITY.

We are committed to your privacy. We take great care to protect the security of your customer information and to control how it may be used. In addition, we will provide annual notification of our privacy policies and procedures to keep our customers informed about this issue.

2.   THE ACCOUNTS AND SERVICES YOU USE ARE PROVIDED IN A SECURE ENVIRONMENT.

We use sophisticated technology and security measures to protect your customer information. We maintain physical, electronic and procedural safeguards that comply with federal regulations to guard nonpublic personal information. Whether you conduct business with us by mail, telephone, the Internet, or by visiting our office, you can be confident that our security measures are appropriate to each of these servicing channels.

We are careful to limit access to your nonpublic personal information. Our employees have limited access to customer information based on their responsibilities. This access enables them to assist you in completing transactions, offer you additional financial services, and resolve any customer service issues that may arise. All employees are instructed to follow the provisions for respecting confidential information set forth in our Code of Conduct, which is strictly enforced.

In addition, nonaffiliated third parties may be given access to customer information under certain circumstances. For example, a third party who provides a specialized service on our behalf (such as printing confirmations and monthly statements) may access only the information necessary to perform that service. Or, in cases when you authorize us to provide your customer information to others, we limit access only to the specified information, and only for the purpose you have authorized.

3. WE COLLECT INFORMATION IN ORDER TO SERVICE AND ADMINISTER YOUR CUSTOMER RELATIONSHIP.

In the course of serving or administering your customer relationship, we collect a variety of nonpublic personal information which is provided by you, as well as other sources, and may include:

- Information we receive from you, such as your name, address, Social Security number, assets, and income, as provided, for example, on an account opening form.

- Information about your transactions with us, our affiliates and others, such as balances, parties to transactions, and account usage.

The information we collect is based on the services we may provide to you. This information is used or shared as described in the section that follows.

(STANDISH MELLON LOGO)

A Mellon Financial Company (SM)

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4.   YOUR CUSTOMER INFORMATION IS SHARED ONLY IN LIMITED WAYS AND IS CAREFULLY
     CONTROLLED.

We use or share customer information in a limited and carefully controlled manner. For example, the information we collect is used for purposes such as:

- To identify you in order to protect against fraud and guard against unauthorized access to your accounts.

- To enable us to complete your transactions quickly and efficiently, and to provide you with quality customer service.

- To better serve your relationship by understanding which services may be the right match for your needs, and telling you about new offers that may be of interest to you.

-    To help ensure that our information about you is current and accurate.

Examples of categories of customer information that we may share include:

- Information we receive from you, such as your name, address, Social Security number, assets, and income, as provided, for example, on an account opening form.

- Information about your transactions with us, our affiliates and others, such as balances, parties to transactions, and account usage.

This customer information may be shared with authorized users, including both affiliates and nonaffiliated third parties, in order to provide you with the services and financial choices that you request. These sharing policies and practices are described in this section.

WITH AFFILIATES:

We may share customer information with our various administrative and service departments who use customer information as part of their data processing requirements to prepare your account statements or service your accounts. We do not share customer information with our affiliates for marketing purposes.

WITH THIRD PARTIES NOT AFFILIATED WITH US:

We may share the customer information we collect, as described earlier in this section, on a limited basis with certain nonaffiliated third parties. For example, we share information in order to process your transactions. We may also share customer information with other nonaffiliated third parties as permitted by law.

The third parties with whom customer information may be shared include:

- Companies that provide services necessary to effect a transaction that you request or to service your account - for example, a proxy voting services company.

- Companies or others that provide specialized services on our behalf, such as programming contractors, or companies and individuals that help us market our services.

- Government agencies, courts, parties to lawsuits, or regulators to whom we may provide information about you and your transactions. For example, federal and state laws give people involved in lawsuits or other legal proceedings the right to obtain records and customer information from us. In such cases, we share only the information that we are required or authorized to share.

5. WE WILL WORK TOGETHER WITH YOU TO PROTECT THE SECURITY OF YOUR CUSTOMER INFORMATION, AND TO KEEP YOUR INFORMATION ACCURATE AND CURRENT.

As described above, we use a combination of safeguards such as employee training and accountability, strict privacy policies, rigorous security standards, and fraud detection to protect your nonpublic personal information.

You can help to maintain your privacy by taking such precautions as protecting your account numbers and passwords and not disclosing confidential information to unknown callers.

We strive to keep your customer and financial information accurate. If you believe that our records are incorrect or out of date, please notify us as soon as possible by calling the number listed on your account statement. We will make any necessary corrections quickly.

Privacy is a partnership. Because privacy matters, we pledge to work together with you to protect and control the security of your confidential financial information.

THANK YOU FOR THIS OPPORTUNITY TO SERVE YOU. YOUR RELATIONSHIP AND TRUST ARE VERY IMPORTANT TO US. PLEASE BE ASSURED THAT WE WILL ABIDE BY OUR POLICIES AND PROCEDURES TO PROTECT YOUR INFORMATION.

                                            (C)2005 Mellon Financial Corporation